EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-19957) and on Form S-8 (No. 2- 57924, No. 33- 54158, No. 33- 51655, No. 333-26793, No. 333-88229, No. 333-48130, No. 333-58676, No. 333-65400, and No. 333-104354) of Quaker Chemical Corporation of our report dated February 27, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 11, 2004